AGREEMENT OF EXCHANGE

     THIS AGREEMENT OF EXCHANGE is made and entered into on the __ th day of February, 2000, by and between CARMINA TECHNOLOGIES INC. (a Utah corporation hereinafter referred to as "CARMINA"), and the undersigned shareholders in
RHONDA NETWORKS INC. (an Alberta corporation hereinafter referred to as "RHONDA") (hereinafter sometimes referred to jointly and severally as "SHAREHOLDERS") and the undersigned option holders in RHONDA NETWORKS INC.,
WITNESSETH:

     WHEREAS RHONDA is a privately held corporation owned by SHAREHOLDERS (who collectively own 100% of the shares of RHONDA); and,

     WHEREAS RHONDA has heretofore expended substantial effort and money in development of its product line consisting of the GateCommander 2000 Internet gateway and server appliances (hereafter referred to as "GateCommanders"), in market research and test marketing projects, and in developing a Current
Marketing Plan; intends to commence marketing its product in the immediate future in selected target markets in the United States and Canada but recognizes that substantial additional money (which RHONDA estimates to be $3,000,000.00) will be necessary to finance implementation of its plan; and the SHAREHOLDERS believe that utilization of a publicly held corporation will facilitate raising of money for this program; and,

     WHEREAS SHAREHOLDERS desire to exchange their shares in RHONDA for shares in CARMINA and CARMINA desires to acquire RHONDA as a subsidiary, all on the terms provided herein;

     NOW, THEREFORE, in consideration of the premises aforesaid, the shares to be exchanged pursuant hereto, and of the mutual agreements herein contained, receipt and the sufficiency of which consideration CARMINA and the SHAREHOLDERS hereby acknowledge, CARMINA and the SHAREHOLDERS hereby represent and warrant, further acknowledge, and agree as follows:


                              WARRANTIES OF CARMINA

          CARMINA hereby represents and warrants that:

1.01:     The  premises  set forth  above  which  pertain to it are true.

1.02: CARMINA is duly organized and validly existing under the laws of the State of Utah, and it is now and will as of closing hereof be in good standing under the laws of that state and entitled to own properties and to conduct business therein. No representation is made that CARMINA is qualified to do business in any other jurisdiction.

1.03: (a) CARMINA's entire authorized capital stock will, immediately preceding consummation consist of 50,000,000 shares consisting of 10,000,000 shares of no par value preferred stock of which none will be issued and 40,000,000 shares of no par value common stock of which 4,502,300 shares will immediately prior to closing hereof be issued (immediately after closing hereof an additional 16,000,000 shares of CARMINA will be issued). (b) There are not now, and as of closing hereof will not be, any outstanding options, warrants, or rights of any kind to purchase from or sell to CARMINA, or to cause it to issue, any shares of its capital stock, except as set forth in Schedule "B" hereto.

1.04: CARMINA has at present approximately 400 shareholders of record, but makes no representation or warranty in respect of the beneficial owners of, or the nature of any market for, its issued shares.

1.05: CARMINA does not now nor will it as of closing hereof ow or control any capital stock of any other corporation.

1.06: There has and as of closing hereof will have been no material adverse change in CARMINA's financial condition as reflected by the audited financial statements attached as Exhibit "A" to its disclosure statement dated December 31, 1999, which statements fairly represent in all material respects the financial condition of CARMINA as at the date indicated.

1.07: As of closing hereof all tax returns of CARMINA which ar due to be filed will have been filed, and all taxes or other amounts for which CARMINA is liable in connection therewith will have been paid. CARMINA has no knowledge of any unassessed tax deficiencies proposed or threatened against it or its subsidiaries.

1.08: Consummation of the transactions contemplated by this agreement will not result in the breach of any term or provision of the governing instruments of CARMINA.

1.09: There are not now and as of closing hereof will be no actions or proceedings pending by or against CARMINA, and (excepting this agreement and a 1 page document appointing American Registrar and Transfer Company as its transfer agent) it is a party to any material agreements.

1.10: The shares of CARMINA to be issued pursuant hereto will be, when issued as provided herein, validly issued and outstanding, fully paid and non-assessable.

1.11: CARMINA is at present not required to file any reports under the Securities Exchange Act of 1934, and it has not heretofore done so.

1.12:     CARMINA  makes  no  other  or  further   representation   or  warranty
          excepting as contained herein.


                           WARRANTIES OF SHAREHOLDERS

          SHAREHOLDERS hereby jointly and severally represent and warrant that:

2.01: The premises set forth above which pertain to them and RHONDA are true.

2.02: RHONDA is duly organized and validly existing under the Alberta Business Corporations Act, and it is now and will as of closing hereof be in good standing under the laws of Alberta and entitled to own properties and to conduct business therein. No representation is made that RHONDA is qualified to do business in any other jurisdiction.

2.03: (a) RHONDA's authorized capital consists of unlimited shares of no par value common stock and unlimited preferred shares. Six million common shares have been issued to the SHAREHOLDERS as fully paid shares as set forth in Schedule "A" hereto. No preferred shares have been issued. (b) There are not now, and as of closing hereof will not be, any outstanding options, warrants, or rights of any kind to purchase from or sell to RHONDA, or to cause it to issue, any shares of its capital stock over and above those specified in Schedule "B" hereto.

2.04: Only the 13 persons specified in Schedules "A" and/or "B above have any right, title or interest in or to any shares of RHONDA.

2.05: RHONDA has, and as of closing hereof will have, no subsidiaries, nor does or will it own or control any capital stock of any other corporation

2.06: There has and as of closing hereof will have been no material adverse change in RHONDA's financial condition from that reflected in its financial statements dated December 31, 1999 (attached hereto as Exhibit "B" which statements fairly represent in all material respects RHONDA's financial condition as at the date indicated.

2.07: As of closing hereof all tax returns of RHONDA which are due to be filed will have been filed, and all taxes or other amounts for which RHONDA is liable in connection therewith will have been paid. SHAREHOLDERS have no knowledge of any unassessed tax deficiencies proposed or threatened against RHONDA.

2.08: Consummation of the transactions contemplated by this agreement will not result in the breach of any term or provision of the governing instruments of RHONDA, as amended, nor of any material agreements(s) to which RHONDA is a party.

2.09: There are not now and as of closing hereof will be no actions or proceedings pending by or against RHONDA.

2.10: The shares of RHONDA to be exchanged to CARMINA pursuant hereto will be, when registered in CARMINA's name as provided for herein, validly issued and outstanding, fully paid and non- assessable.

2.11:     SHAREHOLDERS   make  no  other  further   representation  or  warranty
          excepting as contained herein.


                               EXCHANGE OF SHARES

3.01: In consideration and exchange for the specific number of CARMINA shares specified as to each of them in paragraph 3.02 below, SHAREHOLDERS each hereby sell at a deemed price of $0.10 per share, transfer and assign to CARMINA all of their respective right, title and interest in and to the RHONDA shares designated in respect of each SHAREHOLDER in paragraph 2.03 (a) hereof, including but not limited to the right to have certificates representing the RHONDA shares in question originally issued by RHONDA transferred into CARMINA's name and delivered to its transfer agent.

3.02: In exchange for the RHONDA shares to be exchanged to it pursuant to paragraph 3.01 above,

          CARMINA will issue and deliver to each SHAREHOLDER a certificate registered in the SHAREHOLDER's name which represents such number of shares of CARMINA's common stock as equals 2 times the number of shares of RHONDA that the particular SHAREHOLDER is exchanging to CARMINA pursuant hereto as set out in Schedule "A" hereto.


                                     CLOSING

4.01:     Closing  of  this  Agreement  of  Exchange  shall  be  effectuated  by delivery of the following to CARMINA's transfer agent American Registrar & Transfer Co. ("ARTCO"), 342 East 900 South, Salt Lake City, Utah 84111: a fully executed (in the original) counterpart hereof; Share certificates aggregating 8,000,000 common shares of RHONDA duly signed off by the respective SHAREHOLDERS; and a Resolution of CARMINA's board of directors authorizing and directing ARTCO to issue certificates registered in the respective names of the SHAREHOLDERS which represent the CARMINA shares specified in paragraph
          3.02 above as to each, and to deliver such certificates to SHAREHOLDERS (which ARTCO may do by registered or certified mail, return receipt requested, addressed to each SHAREHOLDER at their addresses provided below for that purpose).

4.02: "Closing" of this agreement shall be deemed to have occurred at such time as all of the documents specified in paragraph 4.01 as being necessary to effectuate closing have been delivered to ARTCO and it deposits all of the certificates described in paragraph 4.01 above in the mail, postage prepaid and in the manner provided for in said paragraph.

4.03: In the event that this agreement has not closed by February 29, 2000, then effective as of the close of ARTCO's business (at 3:30 p.m.) on that day this Agreement of Exchange, and all of the terms and provisions herein contained, shall automatically (without any requirement of notice) be and thereafter remain void and of no further force nor effect.


               ACKNOWLEDGEMENTS CONCERNING SHARES TO BE EXCHANGED

5.01: Each of the parties hereto acknowledge that the shares which they will acquire pursuant to the exchange provided for hereby are "restricted" securities, which is to say that such shares will have been acquired (directly or indirectly from their respective issuers) in a transaction not involving any public offering. Accordingly, neither the shares nor transaction(s) in question have been registered under either the Securities Act of 1933 (the "Act") or the securities laws of any state, but said shares will be issued in reliance on the exemption from the registration requirements of Section 5 of the Act provided by Section 4 (2) thereof (for transactions not involving any public offering), and from any state registration by applicable non-public offering exemptions.

5.02: (a) SHAREHOLDERS acknowledge that they have each receive and reviewed CARMINA's audited financial statements as at December 31 of 1999 and 1998, and been afforded such access to other books and records of CARMINA, and the opportunity to ask such questions regarding CARMINA (to which they received satisfactory answers), as they have deemed necessary and appropriate; (b) CARMINA acknowledges that SHAREHOLDERS have heretofore furnished its agents with such information concerning RHONDA and its financial condition as CARMINA has desired, and that it is a corporate entity of sufficient business experience and acumen to evaluate the merits and risks of this transaction.

5.03: Each of the parties hereto represents that the shares being acquired by them are being purchased for their own respective accounts, for purposes of investment, and not with a purpose or intent of making any public distribution of said shares.

5.04: Each of the parties hereto acknowledges and consents tha all certificates representing any of the shares to be exchanged pursuant hereto will be imprinted with the standard form restrictive investment legend utilized by CARMINA's transfer agent (which legend is to the effect that the shares are not registered under the Securities Act of 1933, and cannot be sold, hypothecated or transferred without such registration unless an appropriate exemption from registration is available as evidenced by an opinion of counsel satisfactory to the issuer and the Transfer Agent). The parties further acknowledge their familiarity with the fact, content and legal effect of the provisions of Rule 144 promulgated by the Securities and Exchange Commission which generally governs offers, resale, or delivery after sale of restricted securities in the United States, or by and through the means or instrumentalities of United States commerce or its mails.

5.05: The parties hereto hereby consent to placement of "stop transfer" instructions on the transfer records of the issuer of all of the shares to be issued hereunder which are sufficient in the issuing transfer agent's sole judgment to ensure compliance with the restrictive legend to be imprinted on the certificates in question.

5.06: Each of the parties hereby acknowledges that they have consulted, to the extent that each has deemed it necessary or prudent to do so, with their own attorneys and advisors in respect of the legal effect and tax consequences to them of entering into this agreement, and that in entering into this agreement they are not relying on the advice or any representation (excepting only such as may be specifically set forth herein) of any other party (or any representative of a party)hereto.


                    ADDITIONAL ACKNOWLEDMENTS and AGREEMENTS

6.01: All parties hereto acknowledge that RHONDA has options outstanding as set forth in Schedule "B" hereto and agree to exchange the said options for new options to be issued by CARMINA in the number of shares and exercisable on or before the expiry dates and at the share prices as set forth in Schedule "B", the new option agreements be in the form set forth in Schedule "C" hereof.

6.02: The parties hereto acknowledge that in order to have quotations of CARMINA's shares published on the Bulletin Board it will be necessary to register CARMINA with the Securities Exchange Commission after which it will be a "reporting company" under the Securities Exchange Act of 1934; accordingly SHAREHOLDERS agree that promptly after the deemed closing the new management of CARMINA shall prepare and file a Form 10 in order to have CARMINA become a "reporting company".


                                  MISCELLANEOUS

8.01:     The  validity,   interpretation  of  terms  and  performance  of  this
          agreement shall be governed by and construed under the laws of the State of Utah.

8.02: The representations and warranties made herein shall survive closing hereof.

8.03: All monetary figures stated in this Agreement are in United States dollars.


     IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement of Exchange (consisting of 24 pages including this page) with the purpose and intent of making it effective as of the date first written above:

                                              SHAREHOLDERS

                                              RHONDA MINING CORPORATION

                                              per

                                              COURAGE INVESTMENTS LIMITED

                                                                per


Witness
                                              STEPHEN KOHALMI

Witness

                                              ROBERT D'ARTOIS

Witness

                                              JUDITH STOETERAU

Witness

                                              JOHN M. ALSTON

Witness

                                              WALTRAUD ALSTON

Witness

                                              GLEN R. ALSTON

Witness

                                              LAUREL ALSTON

Witness_____________________________          __________________________________
                                              DALE MAH


                                              OPTION HOLDERS

Witness_____________________________          __________________________________
                                              NORMA BECERRA

Witness__________________________             __________________________________
                                              CEDRIC PUDDY

Witness___________________________            __________________________________
                                              BRIAN FALTER


                                              CARMINA TECHNOLOGIES INC.


                                              Per_______________________________

                                 ACKNOWLEDGEMENT

     The undersigned, being first duly sworn, hereby acknowledges that he is the Secretary of CARMINA TECHNOLOGIES INC., a Utah corporation; that he is authorized by appropriate action of the board of directors of said corporation to execute the foregoing Agreement of Exchange on its behalf; and, that he did in fact execute the same as and for the act of said corporation.


                                               RICHARD M. DAY

     SUBSCRIBED and SWORN to before me this    day of                      .
                                               -



                                               NOTARY PUBLIC
                                               Residing in Salt Lake City, Utah

My Commission Expires:

                                  Schedule "A"
                                       To

                              Agreement of Exchange
                             Dated February __ ,2000


                                           Number of                 Number of
                                             Shares                   Shares
Shareholder:                                (Rhonda)                 (Carmina)
------------                                --------                 ---------
Rhonda Mining Corporation                     3,000,000              6,000,000
Stephen Kohalmi                               2,000,000              4,000,000
Robert d'Artois                                 225,000                450,000
Judith Stoeterau                                180,000                360,000
Courage Investments                           2,025,000              4,050,000
John M. Alson                                   112,500                225,000
Waltraud Alston                                 112,500                225,000
Glen R. Alston                                  112,500                225,000
Laurel Eckart                                   112,500                225,000
Dale Mah                                        120,000                240,000
                                              ---------             ----------

Total                                         8,000,000             16,000,000
                                              =========             ==========

                                               Schedule "B"
                                                    To
                                          Agreement of Exchange
                                         Dated February __ ,2000





                          Outstanding Rhonda                 Replacement
Option Holder                 Options (1)                Americas Options(2)
                         --------------------         -----------------------


                         No. Shares     Price         No. Shares        Price
                                         (C$)                            (C$)
                         ----------     -----         ----------        -----
Stephen Kohalmi           100,000       0.10            200,000          0.10
Robert d'Artois            80,000       0.10            160,000          0.10
Judith Stoeterau           70,000       0.10            140,000          0.10
John M. Alston             80,000       0.10            160,000          0.10
Glen R. Alston             80,000       0.10            160,000          0.10
Norma Becerra              20,000       0.10             40,000          0.10
Dale Mah                   45,000       0.10             90,000          0.10
Cedric Puddy              100,000       0.10            200,000          0.10
Brian Falter              100,000       0.10            200,000          0.10
                          -------       ----         ----------          ----

Total                     675,000                    1,350,000
                          =======                    =========


(1)  Options expire October 1, 2003
(2)  Options expire February 28, 2010

                            CARMINA TECHNOLOGIES INC.
                                STOCK OPTION PLAN

     1. Purpose: Restrictions on Amount Available Under the Plan. This Stock Option Plan (the "Plan") is intended to encourage stock ownership by employees, consultants, officers and directors of CARMINA TECHNOLOGIES INC., (the "Corporation"), its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Corporation; to induce qualified persons to become employees, officers or directors of or consultants to the Corporation (whether or not they become employees); and to encourage such employees, officers, directors and consultants to remain in the employ of or continue to be associated with the Corporation and to put forth maximum efforts for the growth and success of the Corporation's business. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, and the regulations issued thereunder, and that options granted by the Committee pursuant to Section 7 of this Plan shall constitute "non-qualified stock options" ("Non-qualified Stock Options").

     2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

     (b) "Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or, if a last sale reporting quotation is not available for the Corporation's Common Stock, the average of the bid and asked prices of the Corporation's Common Stock as reported by NASDAQ or on the electronic bulletin board, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Committee (as hereinafter defined) in accordance with their discretion in making a bona fide, good faith determination of fair market value. Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (c) "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time (codified at Title 26 of the United States Code) (the "Internal Revenue Code"), and any successor legislation.

     (d) "Parent Corporation" shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (e) "Subsidiary Corporation shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Administration.

     (a) (1) The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of not less than two members, appointed by the Corporation's Board of Directors (the "Board"). Alternatively, in the absence of a designated committee, the entire Board shall serve as the Committee.

     (2) At such time, if ever, as the Corporation registers a class of its securities pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Committee members shall be required to be members of the Board, each of whom must be "disinterested" within the meaning of Rule 16b-3(c)(2)(i) under the 1934 Act, or alternatively, in the absence of a designated and qualified committee, the entire Board shall serve as the Committee. Options granted hereunder at any time when any Committee member is not "disinterested" within the meaning of Rule 16b-3(c)(2)(i) under the 1934 Act shall not qualify as exempt purchases under Rule 16b-3 of the 1934 Act. At all times after the Corporation registers a class of securities under the 1934 Act, the Committee shall endeavor to administer the Plan and grant options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the 1934 Act, although compliance with Section 16 is the obligation of the Optionee, not the Corporation. Neither the Board nor the Corporation assumes any responsibility for an Optionee's compliance with his obligations under Section 16 of the 1934 Act.

     (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including (without limitation): the authority to grant options; to determine which options shall constitute Incentive Stock Options and which options shall constitute Non-qualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each option (the "Option Price"); to determine the persons to whom, and the time or times at which, options shall be granted; to determine the number of shares to be covered by each option; to determine Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     (c) The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. Options granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

     (d) No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any option granted hereunder.

     4. Eligibility.

     (a) Subject to certain limitations hereinafter set forth, options may be granted to employees of consultants to and officers and directors (whether or not they are employees) of the Corporation or its present or future divisions and Subsidiary Corporations. In determining the persons to whom options shall be granted and the number of shares to be covered by each option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an option has been granted hereunder is sometimes referred to herein as an "Optionee."

     (b) An Optionee shall be eligible to receive more than one grant of an option during the term of the Plan, on the terms and subject to the restrictions herein set forth.

     5. Stock Reserved.

     (a) The stock subject to options hereunder shall be shares of the Corporation's Common Stock, no par value per share ("Common Stock"). The aggregate number of shares of Common Stock as to which options may be granted from time to time under the Plan, and the aggregate number which may be issued to officers and directors, shall not exceed 2,000,000. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The limitations established by this
Section 5(a) shall be subject to adjustment as provided in Section 8(i) hereof.

     (b) In the event that any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common

Stock allocable to the unexercised portion of such option (unless the Plan shall have been terminated) shall become available for subsequent grants of options under the Plan.

     6. Incentive Stock Options.

     (a) Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof. Only employees of the Corporation shall be entitled to receive Incentive Stock Options.

     (b) The aggregate Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the Corporation or any Parent Corporation or Subsidiary Corporation are exercisable for the first time by an Optionee during any-calendar year may not exceed the amount (generally, $100,000 per year) set forth in Section 422(d) of the Internal Revenue Code.

     (c) Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Internal Revenue Code and the Treasury Regulations thereunder and, notwithstanding any other provision of this Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

     7. Non-qualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Non-qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

     8. Terms and Conditions of Options. Each option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Optionee, which agreement shall be substantially in the form of Exhibit "A" attached hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the option relates.

     (b) Type of Option. Each Option Agreement shall specifically identify the portion, if any, of the option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Non-qualified Stock Option.

     (c) Option Price. (i) Each Option Agreement shall state the Option Price, which (except as otherwise set forth in paragraphs 8(c)(ii) arid 8(c)(iii) hereof) shall be not less than 100% of the Market Value per share on the date of grant of the option.

          (ii) Any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock shall be exercisable at a price no less than 110% of the Market Value per share on the date of grant of the Incentive Stock Option.

          (iii) Any Non-qualified Stock Option granted under the Plan shall be exercisable at a price no less than 85% of the Market Value per share on the date of grant of the Non-qualified Stock Option.

          (iv) The Option  Price shall be subject to  adjustment  as provided in
Section 8(i) hereof.

          (v) The date on which the Committee adopts a resolution expressly granting an option shall be considered the day on which such option is granted, unless a future date is specified in the resolution.

     (d) Term of Option. Each Option shall be exercisable during the exercise period as and at the times the Committee, in its sole discretion, may determine, as reflected in tile Option Agreement; provided, however:

          (i) The exercise period shall not exceed ten years from the date of grant of the option.

          (ii) Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the Corporation shall be for no more than five years;

          (iii) The Committee shall have the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. No exercise period may be extended to increase the term of the option beyond ten years from the date of the grant.

          (iv) The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof, and furthermore shall be terminated upon surrender of the option by the holder thereof if such surrender has been authorized in advance by the Committee.

     (e) Method of Exercise and Medium and Time of Payment.

          (i) Each exercise of an option granted hereunder, whether in whole or in part, shall be by written notice to the Secretary of the Corporation designating the number of shares as to which the option is exercised, and shall be accompanied by payment in fall of the Option Price (in cash, shares or property) for the number of shares so designated, together with any written statements reasonably required by the Company in order to fulfill its obligations under any applicable securities laws.

          (ii) The Option Price shall be paid in cash, in shares of Common Stock having a Market Value equal to such Option Price or in property or in a combination of cash, shares of Common Stock and property, and (subject to approval of the Board of Directors) may be effected in whole or in part (A) with monies received from the Corporation at the time of exercise as a compensatory cash payment, or (B) with monies borrowed from the Corporation pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law.

          (iii) The Board of Directors shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

     (f) Termination. Except as provided in this Section 8(f) and in Section 8(g) hereof, an option may not be exercised unless the Optionee is then an employee or officer or director of or consultant to the Corporation or a division or Subsidiary Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the option in a transaction to which Section 424(a) of the Internal Revenue Code applies), and unless the Optionee has remained continuously as an employee, officer or director of or consultant to the Corporation since the date of grant of the option.

          (i) If the Optionee ceases to be an employee, officer or director of or consultant to the Corporation (other than by reason of death, Disability or retirement), all options - of such Optionee that are exercisable at the time of such cessation may, unless earlier terminated in accordance with their terms, be exercised within three months after such cessation; provided, however, that if the employment or consulting relationship of an Optionee shall terminate, or if a director shall be removed, for cause, all options theretofore granted to such Optionee shall, to the extent not theretofore exercised, immediately terminate.

          (ii) Nothing in the Plan or in any option granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Corporation or any of its divisions or Subsidiary Corporations or interfere in any way with the right of the Corporation or its shareholders or any such division or Subsidiary Corporation to terminate such employment or other relationship between the individual and the Corporation or any of its divisions and Subsidiary Corporations.

     (g) Death, Disability or Retirement of Optionee. If an Optionee shall die while a director or officer of, or employed by, or a consultant to, the Corporation or a Subsidiary Corporation or within three months after the termination of such Optionee's employment, directorship, service as an officer or consulting relationship, other than termination for cause, or if the Optionee's employment, directorship, service as an officer or consulting relationship shall terminate by reason of Disability or retirement, all options theretofore granted to such Optionee (whether or not otherwise exercisable; unless earlier terminated in accordance with their terms), may be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, at any time within one year after the date of death, Disability or retirement of the Optionee; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of retirement.

     (h) Transferability Restriction. (i) Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options may be exercised during the lifetime of the Optionee only by the Optionee and thereafter only by his legal representative.

          (ii) Any attempted sale, pledge, assignment, hypothecation or other transfer of an option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an option shall be null and void and without force or effect and shall result in termination of the option.

          (iii) (A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Board of Directors determines that such delivery or transfer will not violate applicable securities laws and the Optionee has tendered to the Corporation any federal state or local tax owed by the Optionee as a result of exercising the option, or disposing of any Common Stock, when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, the 1934 Act, or under any other state or federal law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) The Corporation will have no liability to any Optionee for refusing to deliver or transfer shares of Common Stock if such refusal is based upon the provisions of this Paragraph.

          (i) Effect of Certain Changes.

          (i) If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for options, the number of such shares covered by outstanding options, and the price per share of such options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          (ii) In the event of the proposed dissolution or liquidation of the Corporation, or in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each option then exercisable shall have the right to exercise such option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof which would be receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a bolder of the number of shares of Common Stock for which such option might have been exercised immediately prior to such event; or the Committee may provide, in the alternative, that each option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of 30 days preceding such termination, to exercise the options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such options would not otherwise be exercisable.

          (iii) Paragraph (II) of this Section 8(i) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each option then exercisable shall have the right to exercise such option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such option might have been exercised.

          (iv) Notwithstanding paragraph (ii) of this Section 8(i), in the event of any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all options issued pursuant to the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, including provisions providing for staggered vesting of options, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. To the extent that Section 422(d) of the Internal Revenue Code would not permit the provisions of the foregoing sentenc to apply to any outstanding options, such options shall immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Section 8(d).

          (v) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

          (vi) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

          (vii) Except as expressly provided in this Section 8(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part o its business or assets.

     (j) Rights as Shareholder - Non-Distributive Intent.

          (i) Neither a person to whom an option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such option, until after the option is exercised and the shares are issued to the person exercising such option.

          (ii) Upon exercise of an option at a time when there is no registration statement in effect under the Securities Act of 1933 relating to the shares issuable upon exercise, shares may be issued to the Optionee only if the Optionee represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof.

          (iii) No shares shall be issued upon the exercise of an option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over the Corporation.

          (iv) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

     (k) Other Provisions. Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

     9. Agreement by Optionee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

     (a) No later than the date of exercise of any option granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Corporation regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such option; and

     (b) The Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such option from any payment at any kind otherwise due to the Optionee. If requested by the Optionee at the time of exercise of an option granted under the Plan, the Committee in its discretion may permit an Optionee to satisfy tax obligations resulting therefrom, in full or in part, by the Corporation withholding a sufficient number of shares in payment therefor.

     (c) The Corporation shall not be obligated to advise any Optionee of the existence of any tax or the amount which the Corporation will be so required to withhold.

     10. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

     11. Amendment and Termination of the Plan.

     (a) (i) The Board at any time and from time to time may suspend, terminate, modify or amend the Plan;

          (ii) provided, however, that any amendment that would: (A) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (B) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act not included within the terms of the Plan prior to the amendment; (C) materially increase the benefits accruing to persons who are subject to Section 16(a) of the 1934 Act under the Plan; or (D) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation's securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in Section 12 hereof;

          (iii) provided further that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require approval of shareholders.

     (b) Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any option previously granted, unless the written consent of the Optionee is obtained.

     12. Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of stockholders in conformance with the vote required by the Corporation's charter documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation's Common Stock is listed and traded, each to the extent applicable.

     13. Assumption. The terms and conditions of any outstanding options granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor corp9ratiofl to the Corporation and shall continue to be governed, to the extent applicable, by the terms and conditions of this Plan. Such successor corporation shall not otherwise be obligated to assume this Plan.

     14. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or of any Subsidiary

Corporation, or by any shareholder of the Corporation or of any Subsidiary Corporation against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation or any Subsidiary Corporation, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

     15. Tax Litigation. The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

     16. Adoption.

     (a) This Plan was adopted by the Board of Directors of the Corporation as of February ____ , 2000.

     (b) If this Plan is not approved by the shareholders of the Corporation within 12 months of the date the Plan was approved by the Board of Directors of the Corporation as required by Section 422(b)(1) of the Internal Revenue Code, this Plan and the options granted hereunder shall be and remain effective, but the reference to Incentive Stock Options herein shall be deleted and all options granted hereunder shall be Non-qualified Stock Options pursuant to Section 7 hereof


                                            CARMINA TECHNOLOGIES INC.
                                            (the Corporation)

                                            By
                                              ---------------------------

ATTEST:


-------------------------

                    Schedule "C" to the Agreement of Exchange
                         dated ___ day of February 2000

                                                                  Exhibit "A" to
                                                            Stock Option Plan of
                                                       CARMINA TECHNOLOGIES INC.

                             STOCK OPTION AGREEMENT
                             ----------------------


     STOCK OPTION AGREEMENT made as of this 28th day of February , 2000, by and between CARMINA TECHNOLOGIES INC., a Utah corporation (the "Corporation"), and ______________________ (the "Optionee").

     In accordance with its Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, the Corporation desires, in connection with the services of the Optionee, to provide the Optionee with an opportunity to acquire shares of the no par value common stock (the "Common Stock") of the Corporation on favorable terms and thereby grant the Optionee a proprietary interest in the continued progress and the success of the business of the Corporation.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee agree as follows:

     1. Confirmation of Grant of Option. Pursuant to a determination of Compensation Committee of the Board of Directors of the Corporation made on 28th of February, 2000 (the "Date of Grant"), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Optionee has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation far services, a Non-qualified Stock Option pursuant to Section 7 of the Plan (the "Option") to purchase an aggregate of _______________ shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Section 8 hereof.

     2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $ 0.10 per share subject to adjustment as provided in Section 8 hereof.

     3. Exercise of Option. Except as otherwise provided in Section 8 of the Plan, the Option may be exercised in whole or part at any time during the term of the Option, provided, however, no Option shall be exercisable after the expiration of the term thereof, and no Option shall be exercisable unless the holder shall at the time of exercise have been an employee or director of or a consultant to the Corporation or of any subsidiary of the Corporation for a period of at least three months.

     4. Term of Option. The term of the Option will be through _________________ subject to earlier termination or cancellation as provided in this Agreement. Except as otherwise provided in Section 7 hereof, the Option will not be exercisable unless the Optionee shall, at the time of exercise, be an employee or director of or consultant to the Corporation or of a subsidiary. As used in this Agreement, the term "subsidiary" refers to and includes each "subsidiary corporation" as defined in the Plan.

     The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

     5. Transferability Restriction. The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this Paragraph 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary Corporation may have under this Agreement or otherwise.

     6. Exercise Upon Termination. The Optionee's rights to exercise this Option upon termination of employment or cessation as a director or consultant shall be as set forth in Section 8(f) of the Plan.

     7. Death, Disability or Retirement of Optionee. The Optionee's rights to exercise this Option upon the death, disability or retirement of the Optionee shall be as set forth in Section 8(g) of the Plan.

     8. Adjustments. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 8(i) of the Plan.

     9. No Registration Obligation. The Optionee understands that neither the Option is not registered under the Securities Act of 1933, as amended (the "Act") and that the Corporation has no obligation to register the shares of Common Stock subject thereto and issuable upon the exercise thereof under the Act. The Optionee represents that the Option is being acquired by him and that such shares of Common Stock will be acquired by him for investment and all certificates for the shares issued upon exercise of the Option will bear the following legend unless such shares are registered under the Act prior to their issuance.

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Company.

     The Optionee further understands and agrees that the Option may only be exercised if, at the time of such exercise, the Optionee and the Corporation are able to establish the existence of an exemption from registration under the Act and applicable state laws, and both the Optionee and the Corporation agree to use their best efforts to attempt to establish such exemption.

     10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation shall be addressed to it at its office at Suite 810, 540-5th Ave, SW, Calgary, Alberta, Canada, T2P 0M2. All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or Persons at the Optionee's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect

     11. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed

     12. Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

     13. Governmental and Other Regulations. The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

     14. Incorporation of the Plan. The Plan is attached hereto and incorporated herein by reference. In the event that any provision in this Agreement conflicts with a provision in the Plan, the Plan shall govern.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President or a Vice-President and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary and the Optionee has hereunto set his hand and seal all as of the date first above written.

                                                  CARMINA TECHNOLOGIES INC.

(Seal)

ATTEST:                                           By
                                                    ----------------------------
                                                            President
-------------------------
        Secretary

     The undersigned Optionee understands the terms of this Option Agreement and the attached Plan and hereby agrees to comply therewith.


Date _____________, 20___                     __________________________________

                                              Optionee:_________________________

                                              Tax ID Number:____________________

                                              Address:__________________________

                                              __________________________________

                                              __________________________________